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                                                                     EXHIBIT 5.7


June 26, 2006.

VIA EDGAR

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

RE:  MIRAMAR MINING CORPORATION (THE "COMPANY")
     REGISTRATION STATEMENT ON FORM F-10 -- CONSENT OF EXPERT

In connection with the Company's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, Claude Duplessis, on behalf of Geostat Systems International Inc. ("GSI"), hereby consent to the use of GSI's name in connection with references to GSI's involvement in the preparation of a technical report entitled "A Technical Review of the Hope Bay Gold Project, West Kitikmeot, Nunavut Territory, Canada for Miramar Mining Corporation" and dated June 20, 2006 (the "Technical Information"), and to references to the Technical Information, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of information derived from the Technical Information in the Registration Statement.

Yours truly,

GEOSTAT SYSTEMS INTERNATIONAL INC.

/s/ Claude Duplessis

Claude Duplessis, President